Exhibit 1.1

EXECUTION COPY

Financial Engines, Inc.

Common Stock

Underwriting Agreement

August 16, 2017

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

    1585 Broadway

    New York, New York 10036

Ladies and Gentlemen:

The stockholders listed on Schedule II hereto (the “Selling Stockholders”) of Financial Engines, Inc., a Delaware corporation (the “Company”), severally and not jointly, propose to sell to the several Underwriters (the “Underwriters”) named in Schedule I subject to the terms and conditions stated herein, an aggregate of 4,109,128 shares of common stock (the “Securities”), par value $0.0001 per share of the Company (the “Stock”). In the event only one stockholder is listed in Schedule II hereto, any references in this Underwriting Agreement (the “Agreement”) to the “Selling Stockholders” shall be deemed to refer to the sole stockholder in the singular form listed in such Schedule II. In the event only one underwriter is listed in Schedule I hereto, any references in this Agreement to the “Underwriters” shall be deemed to refer to the sole underwriter in the singular form listed in such Schedule I.

1. (i) The Company represents and warrants to, and agrees with, each of the Underwriters and each of the Selling Stockholders that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-209366) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a

“Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or any Selling Stockholder expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 4:30 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or any Selling Stockholder expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or any Selling Stockholder expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or any Selling Stockholder expressly for use therein;

(f) Neither the Company nor any of its subsidiaries that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X promulgated pursuant to the Act (“Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company and each of its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent that the failure to be so qualified would not have a Material Adverse Effect;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the Securities and other issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the issued and outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder;

(j) The sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational documents of the Company or any subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k) Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or similar organizational documents, as applicable, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties, as applicable;

(l) the Company and its Subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit, except where the failure to have such licenses, certificates, authorizations or permits would not have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, incorporated by reference into the Pricing Prospectus and the Prospectus from our Form 10-K for the ended December 31, 2016, under the caption “Business — Regulation” and under the caption “Certain Relationships and Related Transactions, and Director Independence”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, and incorporated by reference into the Pricing Prospectus and the Prospectus from our Form 8-A filed with the SEC on February 22, 2010 under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock are accurate, complete and fair,

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its Subsidiaries or any officer or director of the Company is a party or of which any property of the Company, any of its Subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) KPMG, LLP who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(u) The financial statements of the Company and its subsidiaries filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in each of the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved;

(v) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(w) All tax returns required to be filed by the Company and the Subsidiary in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith. There are no tax returns of the Company and the Subsidiary that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or the Subsidiary has received notice). All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(x) Each of the Company and each subsidiary maintain insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and its subsidiaries and their businesses;

(y) Except as disclosed in the Pricing Prospectus and the Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed by Item 404 of Regulation S-K of the Commission;

(z) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each employee compensation plan, program or arrangement (whether paid in cash, Company stock, and/or other property), that is maintained, administered or contributed to by the Company or any of its affiliates, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Company and its ERISA Affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company or any of its ERISA Affiliates would have any material liability has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any material liability; and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”;

(aa) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(bb) The Company is not required to be registered, licensed or qualified as an investment advisor, a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each subsidiary and each officer and director of each of the Company and each subsidiary that is required to be registered, licensed or qualified as an investment adviser or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business or other activities of the Company or any such subsidiary, officer or director requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), except the failure to be so registered, licensed or qualified would not, individually or in the aggregate, result in a Material Adverse Effect, and is in compliance with all applicable laws, rules and regulations, including pursuant to which such subsidiary is required to be so registered, licensed or qualified; each subsidiary (i) has adopted a written compliance program reasonably designed to ensure compliance with the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and there has not been any material violation of such compliance program and (ii) has appointed a chief compliance officer;

(cc) Each investment advisory agreement to which any subsidiary is a party is a valid and legally binding obligation of such subsidiary and in compliance with the applicable provisions of the Advisers Act, and each subsidiary is not in material breach or violation of or in default under any such agreement;

(dd) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(ee) Neither the Company nor any subsidiary is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state. No officer, partner or employee of the Company or the Subsidiary is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state;

(ff) None of the Company, any of its subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Consummation of the transactions contemplated by this Agreement will not involve an “assignment” within the meaning of such term under the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory contracts to which any subsidiary is a party; nor will consummation of such transactions adversely affect in any material respect the ability of such subsidiary to conduct its businesses in compliance with applicable law as described in the Pricing Prospectus, including, but not limited to, providing investment advisory services to clients;

(jj) Each of the Company and its Subsidiaries own or possess all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Pricing Prospectus, if any, as being owned or licenses by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company and its Subsidiaries with respect to the Intellectual Property. None of the Company or its Subsidiaries has received notice of a claim of infringement of the intellectual property of a third party. To the best of the Company’s knowledge, neither the Company nor any subsidiary has infringed or is infringing the intellectual property of a third party;

(kk) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement; and

(ll) This Agreement has been duly authorized, executed and delivered by the Company.

(ii)	Each Selling Stockholder severally represents and warrants to, and agrees with, solely as to each such Selling Stockholder, as applicable, the several Underwriters that:

(a) Such Selling Stockholder (x) has, and immediately prior to each Time of Delivery (as defined in Section 3 hereof) will have, (i) valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Time of Delivery or (ii) a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) in respect of such Securities, and (y) has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities (or security entitlements in respect of such Securities) to be delivered by such Selling Stockholder on such Time of Delivery hereunder free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under this Agreement.

(b) Such Selling Stockholder is not, (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c) Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of certificates representing such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), together with a valid endorsement of such certificates to DTC or in blank, registration of such Securities in the name of Cede or such other nominee and the crediting by book entry of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of New York UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the New York UCC) in respect of such Securities, and (iii) to the extent governed by the provisions of Section 8-502 of the New York UCC, no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s constituent documents and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC,(C) appropriate book entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the New York UCC, (D) to the extent DTC, or any other securities intermediary which acts as a “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(d) No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Securities sold by such Selling Stockholder, except (A) such as have been obtained and made under the Act and (B) such as may be required under the Exchange Act or the rules and regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA or The New York Stock Exchange.

(e) The execution, delivery and performance by the Selling Stockholders of this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to any (A) statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (B) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (C) the charter or bye-laws or analogous constituent documents of such Selling Stockholder that is not a natural person, except, in the case of clauses (A) and (B) above, for such violations that would not, individually or in the aggregate, result in a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder; provided that no representation or warranty is made in this paragraph (iv) with respect to the antifraud provisions of the federal or state securities laws.

(f) (A) On its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Time of Delivery, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such representation and warranty made in this subsection (v) applies only to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information. As used in this Agreement, the “Selling Stockholder Information” means information relating to a Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus, it being understood and agreed that the only Selling Stockholder Information so furnished by such Selling Stockholder consists solely of the name and address of such Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder, and the information about such Selling Stockholder appearing in the text corresponding to the footnote adjacent to such Selling Stockholder’s name on pages S-9 caption “Selling Stockholders” in the Pricing Prospectus or the Prospectus or any amendments or supplements thereto.

(g) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(h) There are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i) Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities in violation of the Act or the regulations thereunder.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $33.05, the number of Securities (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the number of Securities set forth opposite the name of such Selling Stockholder in Schedule I, the numerator of which is the number of Securities set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the total number of Securities.

3. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

4. The Selling Stockholders will deliver the Securities to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters as specified by the Selling Stockholders to the Underwriters at least 24 hours prior to the Time of Delivery (as defined below), at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York time, on August 16, 2017, or at such other time not later than seven full business days thereafter as the Underwriters, the Company and the Selling Stockholders determine, such time being herein referred to as the “Time of Delivery”. For purposes of Rule 15c6-1 under the Exchange Act, the Time of Delivery (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP described above at least 24 hours prior to the Time of Delivery.

5. (i) The Company agrees with each of the Underwriters and the Selling Stockholders:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the

Prospectus prior to the Time of Delivery which shall be disapproved of by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriters and the Selling Stockholders with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the

Underwriters and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Underwriters and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Underwriters but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as may be requested of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which availability may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Underwriters; and

(h) To use its best efforts to list for trading, subject to official notice of issuance, the Securities on the Exchange.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or any Selling Stockholder expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholders’ counsel and the Company’s accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its and the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section (excluding discounts, selling commissions and stock transfer taxes applicable to the sale of the Securities). It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct in all material respects (except that such materiality qualifier shall not apply to any representation or warranty that is by its terms qualified as to materiality), the condition that the Company and the Selling Stockholders shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery, in the form agreed upon by Davis Polk & Wardwell LLP and the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, shall have furnished to the Underwriters their written opinions, each dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex I;

(d) Lee Antone, general counsel of the Company, shall have furnished to the Underwriters his written opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex II;

(e) Wachtell, Lipton, Rosen & Katz LLP, counsel for the Selling Stockholders, shall have furnished to the Underwriters their written opinions in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex III;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters;

(g) The Chief Financial Officer of the Company shall have furnished to the Underwriters a certificate (a draft of which is attached as Annex IV hereto) dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to the Underwriters;

(h) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Stock Market LLC (the “Exchange”); (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Securities shall have been duly listed on the Exchange;

(l) On or prior to the date hereof, the Company shall have obtained and delivered to the Underwriters executed copies of an agreement in the form set forth on Annex V hereto from each of the persons listed on Annex V-A hereto;

(m) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n) The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery a certificate of an officer, satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, and as to the performance by the Company of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) and (f) of this Section 8;

(o) Each Selling Stockholder shall have delivered to the Underwriters, at least 24 hours prior to the Time of Delivery, a properly completed and signed IRS Form W-8 or IRS Form W-9, as appropriate, together with all required amendments to such form.

(p) Each Selling Stockholder shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery, a certificate of an authorized person on behalf of each Selling Stockholder, to the effect that (A) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery and (B) each Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed under this Agreement at or prior to the Time of Delivery.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter or by any Selling Stockholder expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any such omission or alleged omission from any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with any Selling Stockholder Information provided by such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and provided further, that, the liability of each Selling Stockholder pursuant to this subsection shall not exceed the proceeds (net of underwriting discounts and concessions) received by such Selling Stockholder from the sale of the Securities by such Selling Stockholder under this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing provisions of this subsection (e), no Selling Stockholder shall be required to (i) contribute unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (ii) contribute any amount in excess of the amount by which such Selling Stockholder’s net proceeds from the sale of such Selling Stockholder’s Shares (after deducting underwriting discounts and commissions but before deducting expenses) exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission pursuant to subsection (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. In addition, the Selling Stockholders’ respective obligations in this subsection (e) to contribute are several in proportion to their respective sale of Shares and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, agent or employee of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, the Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter, the other Underwriters do not arrange for the purchase of such Securities, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company and the Selling Stockholders that the Underwriters have so arranged for the purchase of such Securities, or the Company or a Selling Stockholder notifies the Underwriters that it has so arranged for the purchase of such Securities, the Underwriters or the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Underwriters and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Underwriters and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the several Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters for all out of pocket expenses approved in writing, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to: Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to: c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017-3140, Attention: Lora Giampetruzzi (Fax: 646-861-4769); provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and each Selling Stockholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the parties understanding, please sign and return seven counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.

Very truly yours,

FINANCIAL ENGINES, INC.

By:	/s/ Lawrence M. Raffone
Name: Lawrence M. Raffone
Title: Chief Executive Officer

WP X FINANCE, L.P.

By:	WPX GP, L.P., its managing general partner
By:	Warburg Pincus Private Equity X, L.P., its general partner
By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name: Robert B. Knauss
Title: Partner

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
Name: Michael Occi
Title: ED

Schedule I

Selling Stockholder	Number of Securities to be Sold
Warburg Pincus X Partners, L.P.	127,408
WP X Finance, L.P.	3,981,720

Total	4,109,128

Schedule II

Underwriter	Total Number of Securities to be Purchased
Morgan Stanley & Co. LLC	4,109,128

Total	4,109,128

Schedule III

(a)	Issuer Free Writing Prospectuses: None.

(b)	Additional Documents Incorporated by Reference: None.

(c)	Pricing Information Provided Orally by Underwriters:

Public Offering Price: $33.35 per Share
Number of Underwritten Shares: 4,109,128

ANNEX I

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware and has the corporate power and authority to own or lease its properties it purports to own and lease, to conduct the business in which it is engaged as described in the Final Prospectus and the Incorporated Documents and to execute and deliver and to perform its obligations under the Agreement. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

2. The Agreement has been duly authorized, executed and delivered by the Company.

3. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

4. Neither the execution and delivery by the Company of, nor the performance of the Company’s obligations under, the Agreement will: (a) violate the Restated Certificate of Incorporation or the Bylaws of the Company; (b) to our knowledge, violate any Governmental Approval (as defined below) or any order, decision, judgment, injunction or decree of any executive, legislative, judicial, administrative or regulatory body having jurisdiction over the Company or its subsidiaries, in each case that may be applicable under the Applicable Law (as defined below) to the Company or its subsidiaries, or (c) violate the Applicable Law.

5. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

6. The Registration Statement automatically became effective under the Securities Act on the date it was filed by the Company with the Commission thereunder and, to our knowledge, based solely upon a review of the page entitled “Stop Orders” on the Commission’s website on the date hereof, as of the time of such review, no stop order with respect thereto has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act.

7. No Governmental Approval under the Applicable Law is required to be obtained or made by the Company for the execution and delivery by the Company of, or the performance by the Company of its obligations under, the Agreement, other than those that have been previously obtained or made.

8. The statements set forth in the Preliminary Prospectus and the Final Prospectus under the captions (a) “Description of Capital Stock,” to the extent that such statements purport to constitute summaries of the certain provisions of the Restated Certificate of Incorporation or the Bylaws of the Company and the General Corporation Law of the State of Delaware referred to therein, (b) “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” to the extent that such statements purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto and subject to the qualifications, limitations, exceptions and assumptions set forth therein, and (c) “Underwriting,” to the extent that such statements purport to constitute a summary of the Agreement and matters of United States federal securities law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

Based on our review of the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Incorporated Documents and our discussions in the conferences described above:

(i)	each of (i) the Registration Statement, at the date the Annual Report was filed by the Company with the Commission under the Exchange Act, and (ii) the Final Prospectus, at the date it was filed by the Company with the Commission pursuant to Rule 424(b)(7) under the Securities Act, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(ii)	although we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus and take no responsibility therefor (except to the extent that such statements relate to us or as set forth in paragraph 8 above), no facts have come to our attention that cause us to believe that:

(a)	the Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B(f) under the Securities Act), at the most recent effective date of the part of the Registration Statement relating to the Shares determined pursuant to Rule 430B(f)(2) under the Securities Act and when read together with the Incorporated Documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)	the Preliminary Prospectus, at 4:30 pm, New York City time, on the date of the Agreement and when read together with the number of, and the expected date of delivery to purchasers for, the Shares set forth on, and the price per share and total figures in the table on the cover page of the Final Prospectus, and the Incorporated Documents, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)	the Final Prospectus, at its date or the date hereof, and when read together with the Incorporated Documents, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)	any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement, or to be described in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Incorporated Documents, have not been so filed or described; or

(e) (A) any legal or governmental actions, suits or proceedings are pending that are required to be described in the Preliminary Prospectus, the Final Prospectus or the Incorporated Documents and are not described therein or (B) except as described in the Preliminary Prospectus, the Final Prospectus or the Incorporated Documents, any such proceedings have been threatened in writing against the Company or any of its subsidiaries or their respective properties.

ANNEX II

1.	Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The stockholders of the Company have no preemptive rights with respect to the Securities; and none of the issued and outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder.

2.	To the best of my knowledge, and other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

3.	The Company has an authorized capitalization as set forth in the Final Prospectus. The Shares conform to the description of capital stock incorporated by reference into the Pricing Prospectus and the Prospectus from the Company’s Form 8-A filed with the SEC on February 22, 2010 under the caption “Description of Capital Stock”, and the statements therein, insofar as they purport to constitute a summary of the terms of the Stock are accurate, complete and fair.

4.	Neither the execution and delivery by the Company of, nor the performance of the Company’s obligations under, the Agreement will: (a) violate the Certificate of Formation, the operating agreement or other governing documents of Financial Engines Advisors LLC or Kansas City 727 Acquisition LLC; or (b) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

5.	Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

6.	Except as disclosed in the Final Prospectus or waived on or prior to the date hereof, to the best of my knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(g) of the Underwriting Agreement.

ANNEX III

1.	Upon (a) payment for the Shares to be sold by the Selling Stockholders to the Underwriter[s] as provided in the Underwriting Agreement, (b) the delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), (c) the registration of such Shares in the name of Cede or such other nominee and (d) the crediting of such Shares on the records of DTC to securities accounts in the name of the Underwriter[s] (assuming that neither DTC nor the Underwriter[s] [has] notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares or any security entitlement in respect thereof), then, (i) under Section 8-501 of the UCC, the Underwriter[s] will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares and (ii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter[s]; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur (x) such Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its Certificate of Incorporation, Bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriter[s] on the records of DTC will have been made pursuant to the UCC.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholders.

3.	The execution and delivery by the Selling Stockholders of the Underwriting Agreement and the consummation by the Selling Stockholders of the transactions contemplated thereby, including the sale of the Shares, will not (i) conflict with the limited partnership agreement of either WP X Finance, L.P. or Warburg Pincus X Partners, L.P. or (ii) violate or conflict with, or result in any contravention of, any U.S. federal or State of New York or State of Delaware statute, rule or regulation.

4.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any U.S. federal, New York or Delaware court or governmental body or agency, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Selling Stockholders, or the consummation by the Selling Stockholders of the transactions contemplated thereby.

5.	The execution and delivery by the Selling Stockholders of the Underwriting Agreement and the consummation by the Selling Stockholders of the transactions contemplated thereby will not constitute a material violation of or breach or default under the terms of any contract between the Selling Stockholders and the Company set forth on Exhibit A hereto.

ANNEX IV

FINANCIAL ENGINES, INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

August [•], [•]1 2017

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the underwriting agreement, dated August 16, 2017, (the “Underwriting Agreement”), among Financial Engines, Inc. (the “Company”), the selling shareholders of the Company named in Schedule II thereto (the “Selling Stockholders”) and the several underwriters named in Schedule I thereto.

In connection with the sale by the Selling Stockholders of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), pursuant to a preliminary prospectus dated August [•], 2017 (the “Preliminary Prospectus”) and each free writing prospectus (together with the Preliminary Prospectus, the “Pricing Prospectus”)[ and a final prospectus dated as of August [•], 2017 (the “Prospectus”)], I, Raymond J. Sims, Chief Financial Officer of the Company, have specific knowledge of the Company’s accounting, operations and financial matters and do hereby certify on behalf of the Company as follows:

1.	As the principal financial officer of the Company, I am responsible for, among other things: (i) preparing financial statements and related disclosures for the Company in conformity with GAAP and (ii) maintaining adequate internal control over financial reporting and the Company’s management information system.

2.	I have carefully reviewed the financial and operating data circled on the copies of certain pages of the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q][,][ and] the Definitive Proxy Statement [and the Pricing Prospectus] attached hereto as Exhibit A (collectively, the “Financial and Operating Data”). With regard to these amounts, I have performed the following procedures, which were applied as indicated with respect to the letters explained below.

[1]	[To be delivered at pricing and closing]

A	Compared the respective amounts with the corresponding amounts in the accounting books and records of the Company and found them to be in agreement.

B	Compared the respective amounts with the corresponding amounts in the Company’s management information system and found them to be in agreement.

C	Derived the respective amounts from the accounting books and records of the Company, and found that they fairly present, in all material respects, the Company’s calculation of the aforementioned information for the period presented. We note that these items are non-GAAP financial measures and therefore are not prepared in accordance with GAAP.

3.	The Financial and Operating Data is, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects, and I am not aware of the existence of any significant deficiencies or material weaknesses with respect to the Company’s internal control over financial reporting or its management information system.

4.	This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Common Stock.

5.	Each of Pillsbury Winthrop Shaw Pittman LLP and Davis Polk & Wardwell LLP is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

Name:	Raymond J. Sims
Title:	Chief Financial Officer

[Signature Page to CFO Certificate]

ANNEX V

Financial Engines, Inc.

Lock-Up Agreement

August [•], 2017

[•]

Re:	Financial Engines, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement with Financial Engines, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders named in Schedule I thereto, providing for the sale and purchase of the shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Securities”). Capitalized terms used but not defined herein have the meaning assigned to them in the Underwriting Agreement.

As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriters. In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the restrictions set forth herein shall not apply to (i) the transactions contemplated by the Underwriting Agreement, (ii) any Securities acquired by the undersigned in the open market, (iii) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans; provided that such restriction shall apply to any of the undersigned’s Securities issued upon such exercise, (iv) transfers of any Securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans, (v) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (vi) transfers as a bona fide gift or gifts or by testate succession or intestate distribution, (vii) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, (viii) distributions or transfers to general or limited partners, members or shareholders of the undersigned, or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or (ix) transfers to any corporation, partnership or other entity with whom the undersigned shares in common an investment manager or advisor, in each case who has discretionary investment authority with respect to the undersigned’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided that (1) in the case of any transaction pursuant to clauses (ii) through (ix), no public report or any filing with the U.S. Securities and Exchange Commission, including in accordance with Section 16 of the Exchange Act or otherwise, will be made and the undersigned does not otherwise voluntarily effect any public report or any filing regarding such transactions (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and (2) in the case of any transfer or distribution pursuant to clauses (vi) through (ix), each transferee or distributee shall execute and deliver to the Underwriters a lock-up letter in a form substantially equivalent to this Lock-Up Agreement. For the purposes of this Lock-Up Agreement, “immediate family” shall have the corresponding meaning as such term is defined by the U.S. Securities and Exchange Commission. In addition, the restrictions set forth herein shall not apply to transactions relating to Securities executed under a Plan that satisfies all of the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act in existence as of the date hereof providing for the transfer of Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate and be of no further force and effect if (i) the Underwriters advise the Company, or the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (ii) the Public Offering Date shall not have occurred on or before the date that is 30 days after the date of this Lock-Up Agreement or (iii) the Underwriting Agreement is terminated pursuant to its terms with respect to all (but not less than all) of the Securities.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX V-A

Lawrence M. Raffone
Raymond J. Sims
Christopher L. Jones
Kelly S. O’Donnell
Michael J. Campbell
Lee Antone
Gina M. Cruse
John B. Bunch
Jeff Grace
Blake R. Grossman
Michael E. Martin
E. Olena Berg-Lacy
Heidi Kunz
Joseph A. Grundfest
Robert A. Huret
John B. Shoven
David B. Yoffie